Exhibit 10.43

ASSIGNMENT FOR SECURITY

PATENTS

WHEREAS, Digital Ally, Inc. (the “Assignor”) holds all right, title and interest in the letter patents, design patents and utility patents listed on the annexed Schedule 1A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”);

WHEREAS, the Assignor has entered into a Pledge and Security Agreement, dated as of March 21, 2014 (as amended, restated or otherwise modified from time to time the “Security Agreement”), in favor of Hudson Bay Master Fund Ltd., as collateral agent for certain buyers (the “Assignee”);

WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee for the benefit of the Buyers (as defined in the Security Agreement) a continuing security interest in all right, title and interest of the Assignor in, to and under the Patents and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the “Obligations” (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the Buyers a continuing security interest in the Collateral to secure the prompt payment, performance and for the benefit of the Buyers observance of the Obligations.

The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Assignor has caused this Assignment for Security to be duly executed by its officer thereunto duly authorized as of March 21, 2014

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President & CEO

SCHEDULE 1A TO ASSIGNMENT FOR SECURITY PATENTS

Patent and Patent Applications

[See Attached]

Exh. A-2